Exhibit 99.1

Mistras Group Realizes Strong Q1 Profits and Cash Flow Despite Weak Energy Market Conditions

•	Q1 Earnings per Diluted Share of $0.22 nearly in line with record prior year level of $0.23

•	Q1 Gross Profit Margin improved by 120 basis points over prior year

•	Q1 Adjusted EBITDA $21.2 Million nearly in line with record prior year level of $22.3 Million

•	Q1 Adjusted EBITDA Margin of 12.6% exceeds prior year’s 12.4%, despite 6% Revenue Decline

•	Q1 Operating Cash Flow 7% higher than prior year, Free Cash Flow 14% higher than prior year
MISTRAS Group, Inc. October 6, 2016 4:01 PM

PRINCETON JUNCTION, N.J., October 6, 2016 (GLOBE NEWSWIRE) - Mistras Group, Inc. (MG: NYSE), a leading "one source" global provider of technology-enabled asset protection solutions, reported financial results for the first quarter of its fiscal year 2017, which ended August 31, 2016.

Net income for the first quarter of fiscal year 2017 was $6.6 million, or $0.22 per diluted share, slightly below the prior fiscal year’s net income of $6.9 million, or $0.23 per diluted share. Adjusted EBITDA was $21.2 million, or 12.6% of revenues in the first quarter of fiscal year 2017, compared with the prior year’s $22.3 million, or 12.4% of revenues.

Revenues for the first quarter of fiscal year 2017 declined by 6% year-on-year to $168.4 million. The revenue decline reflected a tough prior year comparison as well as the timing of customer project-related spending.

Gross profit margins improved year-on-year for the 5th consecutive quarter to 29.7% in the first quarter of fiscal year 2017 compared with the prior year’s 28.5%. International segment gross margins improved by nearly 400 basis points to 33.0%, while Services segment gross margin improved by 60 basis points to 27.2% and Products and Systems gross margin also improved. The increased gross margin rate was driven by improvements in sales mix, contract management discipline, utilization of technicians and in the International segment, by the beneficial impact of organic growth.

The Company’s operating margin was 6.6% of sales in the first quarter of fiscal year 2017, as compared with 7.2% in the prior’s year’s first quarter. Operating income exclusive of special items for the first quarter of fiscal year 2017 declined by only $0.3 million or 2% compared with prior year.

Cash flow from operating activities was $17.3 million in the first quarter of fiscal year 2017, representing improvement of $1.1 million, or 7% over prior year. Free cash flow was $13.3 million, an improvement of $1.7 million, or 14% over prior year. The Company utilized its free cash flow generated primarily to pay down total debt by $16.7 million. The Company’s net debt (total debt less cash) of $73.9 million was approximately 0.8x Adjusted EBITDA at August 31, 2016.

Performance by segment was as follows:
Services segment operating income before special items declined by $1.5 million, or 10% in the first quarter of fiscal year 2017 compared with prior year, on revenues that declined by $10.7 million or 8%. Services year-on-year gross margin improvement of 60 basis points was offset by the loss of operating leverage that resulted from the combination of flat operating expenses and the year-on-year revenue decline. Excluding special items, Services had an operating margin of approximately 10% in both first quarter periods.

The Services revenue decline was almost entirely organic, as a small amount of revenues from acquisitions was slightly more than offset by adverse foreign exchange impact. Factors which contributed to the Services revenue decline included a) a tough prior year comparison period, b) timing of customer projects, and c) the impact of a weak oil and gas market.

International segment operating income before special items more than doubled to a record quarterly level of $4.8 million in the first quarter of fiscal year 2017, driven by significant improvements in sales mix in the Company’s German and UK businesses, as well as mid-single digit organic revenue growth across the segment.

Total segment revenues increased 2% over prior year, as the impact of adverse foreign exchange and lost revenues from two small prior year dispositions offset the mid-single digit organic growth.

Products and Systems segment operating income declined by $1.0 million on a revenue decline of $2.5 million, or 29%, compared with the prior year’s first quarter, driven by a decline in sales volume.

Sotirios Vahaviolos, Chairman and Chief Executive Officer stated, "I am pleased with our bottom line results, with the continued improvement in our gross margin and Adjusted EBITDA margin, and with our strong cash flow and balance sheet position. However I am also disappointed with our first quarter revenue decline compared with last year, which is primarily reflective of the difficult oil & gas market where customers continue to be very cautious in their spending.”

Dr. Vahaviolos added: “When we established our financial guidance for fiscal year 2017, we expected that the market for inspection services would be flat to down and that our first quarter revenues would be approximately what we achieved. But based upon recent discussions with customers, we now expect that the fall season will continue to be weak, which will cause revenues in our Services segment to continue to generate similar negative year-on-year comparisons for the remainder of calendar 2016. This necessitates a reduction in our financial guidance. We remain confident in our operational direction that has improved our profit margins, and we are also confident that market share gains such as our recently announced contract with Safran in France will enable us to improve in calendar 2017."

Updated Guidance for Fiscal 2017

The Company previously established financial guidance for fiscal 2017 as follows:

•	Revenues of $720 million to $735 million, increasing from 0% to 2% over prior year.

•	Adjusted EBITDA of $89 million to $95 million, representing an increase of from 1% to 8% above prior year.

•	Earnings per diluted share of $0.99 to $1.12, representing an increase of from 3% to 17% above prior year, exclusive of a prior year legal charge.
The Company has updated its financial guidance for fiscal 2017 as follows:

•	Revenue range reduced to $690 million to $705 million, representing a decrease of from 2% to 4% below prior year.

•	Adjusted EBITDA of $84 million to $89 million or 5% lower to 1% higher than prior year.

•	Earnings per diluted share of $0.88 to $0.97, or 8% lower to 1% higher than prior year, exclusive of a prior year legal charge.

Conference Call

In connection with this release, Mistras will hold a conference call on Friday, October 7, 2016 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras' Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 89738855 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.

Mistras offers one of the broadest "one source" services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity ("MI") and non-destructive testing ("NDT") services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company's website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are "forward-looking statements" about Mistras' financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for fiscal year 2016 filed with the Securities and Exchange Commission on August 15, 2016, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management believes do not affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. The term "Adjusted EBITDA" used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. ("US GAAP"). A Reconciliation of Adjusted EBITDA to a financial measurement under US GAAP is set forth in a table attached to this press release. In addition, the Company has also included in the attached tables non-GAAP measurements” “Segment and Total Company Income (Loss) Before Special Items”, reconciling these measurements to financial measurements under US GAAP. The Company uses the term “free cash flow”, a non-GAAP measurement the Company defines as cash provided by operating activities less capital expenditures (which is classified as an investing activity). Free cash flow does not represent residual cash flow available for discretionary expenditures since items such as debt repayments are not deducted in determining such measures. The Company also uses the term “net debt”, a non-GAAP measurement defined as the sum of the current and long-term portions of long-term debt and capital lease obligations, less cash and cash equivalents. The Company believes that investors and other users of the financial statements benefit from the presentation of these non-GAAP measurements because they provide additional metrics to compare the Company's operating performance on a consistent basis and measure underlying trends and results of the Company's business.

Mistras Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	(unaudited)
	August 31, 2016	May 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$14,940	$21,188
Accounts receivable, net	134,138	137,913
Inventories	10,049	9,918
Deferred income taxes	6,096	6,216
Prepaid expenses and other current assets	12,491	12,711
Total current assets	177,714	187,946
Property, plant and equipment, net	76,662	78,676
Intangible assets, net	41,513	43,492
Goodwill	169,195	169,220
Deferred income taxes	975	1,000
Other assets	2,222	2,341
Total assets	$468,281	$482,675
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$8,669	$10,796
Accrued expenses and other current liabilities	60,747	62,983
Current portion of long-term debt	2,089	12,553
Current portion of capital lease obligations	7,041	7,835
Income taxes payable	2,472	2,710
Total current liabilities	81,018	96,877
Long-term debt, net of current portion	68,341	72,456
Obligations under capital leases, net of current portion	11,349	11,932
Deferred income taxes	19,442	18,328
Other long-term liabilities	7,136	6,794
Total liabilities	187,286	206,387
Commitments and contingencies
Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized	291	290
Additional paid-in capital	215,420	213,737
Retained earnings	88,832	82,235
Accumulated other comprehensive loss	(23,682)	(20,099)
Total Mistras Group, Inc. stockholders’ equity	280,861	276,163
Noncontrolling interests	134	125
Total equity	280,995	276,288
Total liabilities and equity	$468,281	$482,675

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended
	August 31, 2016	August 31, 2015

Revenue	$168,443	$179,853
Cost of revenue	112,981	123,400
Depreciation	5,406	5,179
Gross profit	50,056	51,274
Selling, general and administrative expenses	35,278	35,836
Research and engineering	632	621
Depreciation and amortization	2,597	2,781
Acquisition-related expense (benefit), net	394	(896)
Income from operations	11,155	12,932
Interest expense	820	1,922
Income before provision for income taxes	10,335	11,010
Provision for income taxes	3,726	4,163
Net income	6,609	6,847
Less: net income (loss) attributable to noncontrolling interests, net of taxes	13	(25)
Net income attributable to Mistras Group, Inc.	$6,596	$6,872
Earnings per common share
Basic	$0.23	$0.24
Diluted	$0.22	$0.23
Weighted average common shares outstanding:
Basic	28,976	28,724
Diluted	30,210	29,595

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended
	August 31, 2016	August 31, 2015
Revenues
Services	$126,690	$137,405
International	37,518	36,859
Products and Systems	6,166	8,686
Corporate and eliminations	(1,931)	(3,097)
	$168,443	$179,853

	Three months ended
	August 31, 2016	August 31, 2015
Gross profit
Services	$34,445	$36,569
International	12,387	10,780
Products and Systems	3,096	3,922
Corporate and eliminations	128	3
	$50,056	$51,274

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Segment and Total Company Income (Loss) from Operations (GAAP) to Income before Special Items (non-GAAP)
(in thousands)

	Three months ended
	August 31, 2016	August 31, 2015
Services:
Income from operations	$12,468	$15,398
Severance costs	176	—
Acquisition-related expense (benefit), net	345	(930)
Income before special items	12,989	14,468
International:
Income from operations	4,659	1,818
Severance costs	89	60
Acquisition-related expense (benefit), net	11	30
Income before special items	4,759	1,908
Products and Systems:
Income from operations	137	1,184
Acquisition-related expense (benefit), net	—	—
Income before special items	137	1,184
Corporate and Eliminations:
Loss from operations	(6,109)	(5,468)
Acquisition-related expense (benefit), net	38	4
Loss before special items	(6,071)	(5,464)
Total Company
Income from operations	$11,155	$12,932
Severance costs	$265	$60
Acquisition-related expense (benefit), net	$394	$(896)
Income before special items	$11,814	$12,096

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended
	August 31, 2016	August 31, 2015

Net cash provided by (used in):
Operating activities	$17,344	$16,210
Investing activities	(4,975)	(4,399)
Financing activities	(17,847)	(10,562)
Effect of exchange rate changes on cash	(770)	(118)
Net change in cash and cash equivalents	$(6,248)	$1,131

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Net Income to Adjusted EBITDA
(in thousands)

	Three months ended
	August 31, 2016	August 31, 2015

Net income	$6,609	$6,847
Less: net income (loss) attributable to noncontrolling interests, net of taxes	13	(25)
Net income attributable to Mistras Group, Inc.	$6,596	$6,872
Interest expense	820	1,922
Provision for income taxes	3,726	4,163
Depreciation and amortization	8,003	7,960
Share-based compensation expense	1,906	1,957
Acquisition-related expense (benefit), net	394	(896)
Severance	265	60
Foreign exchange (gain) loss	(525)	292
Adjusted EBITDA	$21,185	$22,330

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Estimated Adjusted EBITDA and Estimated Net Income for FY 2017
(in millions)

	For the Fiscal Year Ended May 31, 2017
	Low	High
Estimated Net Income	$26.0	$29.0
Interest expense	4.0	4.0
Provision for income taxes	15.5	17.5
Depreciation and amortization	32.0	32.0
Share-based compensation expense	6.5	6.5
Estimated Adjusted EBITDA	$84.0	$89.0